Exhibit 10.71

Execution Version

CONTRIBUTION AGREEMENT By and Among Navitas West Texas Investments SPV, LLC, Soluna Computing, Inc. and Soluna DV ComputeCo, LLC Dated as of May 9, 2023

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EXHIBITS

Exhibit A – Form of Contribution Request

SCHEDULES

Schedule 1 – Insurance
Schedule 6.2 – Litigation
Schedule 6.7 – Subsidiaries
Schedule 6.8(a) – Investments and Loans
Schedule 6.8(b) – Leases
Schedule 6.14 – Capital Stock
Schedule 7.2(e) – Consents

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CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of May 9, 2023 (the “Effective Date”), by and among Soluna Computing, Inc., a Nevada corporation (“Parent”), Soluna DV ComputeCo, LLC, a Delaware limited liability company (“DV”), and Navitas West Texas Investments SPV, LLC, a Delaware limited liability company (“Navitas”, and together with the Parent and DV, the “Parties”).

A.	Prior to the execution and delivery of this Agreement, Parent was the sole 100% owner of DV.

B.	Simultaneously with the execution and delivery of this Agreement, Parent and Navitas have entered into the DV Operating Agreement.

C.	Navitas desires to purchase, and the parties desire to cause DV to issue and sell to Navitas Membership Interests in DV on the terms set forth herein and in the DV Operating Agreement.

NOW THEREFORE, in consideration of the agreements contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Terms capitalized herein other than for grammatical reasons and not otherwise defined shall have the meaning established in this Article I. Such terms not defined herein shall have the meanings established in the DV Operating Agreement. “Administrative Services Agreement” means the Administrative Services Contract between the Asset Administrator and DV, dated as of the date hereof, and as the same may be amended or supplemented from time to time.

“Affiliate” means, with respect to any Person, (a) any Person which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person, or (iii) any person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 10% or more of the Capital Stock having ordinary voting power for the election of directors (or comparable equivalent) of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Control may be by ownership, contract, or otherwise.

“Aggregate Commitment Amount” means the Navitas Commitment.

“Agreement” means this Agreement, as it may be amended from time to time.

“Anti-Terrorism Laws” means any United States statute, treaty, law (including common law), ordinance, regulation, rule, order, opinion, release, injunction, writ, decree or award of any United States Governmental Authority relating to terrorism or money laundering, including Executive Order No. 13224 and the USA Patriot Act.

“Approved Uses” means (a) procurement of miners for the Project and (b) cash collateral backing letters of credit provided with respect to the Project.

“Asset Administrator” means POCo in its capacity as the asset administrator, its successors or permitted assigns, in each case, pursuant to the Administrative Services Agreement.

“Business Day” means any day other than a Saturday, a Sunday or any day that commercial banks in New York, New York are not authorized or required to be closed.

“Capital Commitment Expiration Date” means March 31, 2024.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all other ownership interests in a Person (including limited liability company membership interests) and any and all warrants or options to purchase any of the foregoing.

“Capitalized Lease Obligations” means any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, consistently applied.

“Closing” means the parties hereto and thereto have duly executed and delivered this Agreement and the other Transaction Documents and the conditions to the First Contribution have been satisfied or waived and the First Contribution has been made.

“Commercial Operation” means, with respect to a Project, that the Project has commenced operating commercially in the manner intended and in accordance with the EPC Agreement.

“Contract” means any agreement, instrument, mortgage, other evidence of indebtedness, license, lease or arrangement of any kind, written or oral, by which a Person is bound under which it has rights.

“Contractor” or “EPC Contractor” means, with respect to the EPC Agreement, the Person identified as such therein, who shall initially be POCo.

“Contribution Date” has the meaning established in Section 2.4(b).

“Contribution Request” means a written request delivered by DV to Parent and Navitas to make a Subsequent Contribution, in the form attached hereto as Exhibit A with appropriate insertions.

“Defense Election” has the meaning established in Section 8.2(b).

“DV” has the meaning established in the preamble.

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“DV Interests” has the meaning established in Section 3.1(a).

“DV Operating Agreement” means the Limited Liability Company Operating Agreement of DV, between Parent and Navitas, dated as of the Effective Date.

“Effective Date” has the meaning established in the preamble.

“Environmental Laws” means any and all federal, foreign, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees and any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution, protection of the environment, or the impact of pollutants, contaminants or toxic or hazardous substances on human health or the environment, as now or may at any time hereafter be in effect.

“EPC Agreement” means, for the Project, an engineering, procurement and construction contract between the Contractor and DV for the construction and installation of the Project, in a form reasonably acceptable to Navitas, as the same may be amended or supplemented from time to time.

“Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Final Completion” means, in respect of the Project, that the Contractor has satisfied all obligations under the EPC Agreement in accordance with the EPC Agreement.

“Financing Documents” means the “Loan Documents” under and as defined in that certain Loan and Security Agreement, by and between DV and Navitas West Texas Investments SPV, LLC, dated as of the date hereof.

“First Contribution” means Navitas’s initial Contribution to DV in the aggregate amount of $4,500,000.

“GAAP” means the generally accepted accounting principles in the United States of America, as then in effect.

“Governmental Authority” means any federal, state or local government or political subdivision, or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury, or arbitration.

“Hazardous Substances” means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance or similar term, under any Environmental Law.

“Indebtedness” means, of any Person at any date, all liabilities of such Person, including without duplication (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (iii) all accounts payable and Capitalized Lease Obligations of such Person, (iv) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (v) all obligations of other Persons which such Person has guaranteed, and (v) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

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“Indemnification Notice” has the meaning established in Section 8.2(a).

“Indemnified Claims” has the meaning established in Section 8.1(b).

“Indemnified Costs” has the meaning established in Section 8.1(b).

“Indemnified Parties” has the meaning established in Section 8.1(b).

“Indemnifying Party” means either a Parent Indemnifying Party or an Investor Indemnifying Party.

“Investor Indemnified Claims” has the meaning established in Section 8.1(a).

“Investor Indemnified Costs” has the meaning established in Section 8.1(a).

“Investor Indemnified Parties” has the meaning established in Section 8.1(a).

“Investor Indemnifying Party” has the meaning established in Section 8.1(b).

“Laws” means all laws, statutes, directives, codes, resolutions, enactments, treaties, ordinances, judgments, decrees, injunctions, writs and orders of any Governmental Authority and rules, regulations, orders, interpretations and approvals in respect thereof.

“Lessor” means POCo.

“Lien” means any interest of any kind or nature in property securing an obligation owed to, or a claim of any kind or nature in property by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, regulation or contract.

“Material Adverse Effect” means, (a) with respect to DV, a material adverse change in, or material adverse effect on the business, operations, Properties, liabilities or financial condition of such Person; (b) a material adverse change in, or material adverse effect on (i) with respect to DV, the ability of such Person to perform any of its material obligations under this Agreement; or (ii) the validity or enforceability of this Agreement; except, in each case, to the extent that such change or effect results from events or conditions affecting the economy generally (provided that such events or conditions do not affect such Person and its subsidiaries, taken as a whole, in a disproportionate manner relative to similarly situated participants in the market or markets in which such Person operates, if any similarly situated participants then exist).

“Membership Interests” has the meaning established in the DV Operating Agreement.

“Navitas” has the meaning established in the preamble.

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“Navitas Commitment” means $11,750,621.52, comprised of $10,808,823.52 in exchange for 49% of the Membership Interests in DV and Navitas’ ratable portion of cash collateral equal to $941,797.00.

“O&M Agreement” means the operations and maintenance agreement between DV and O&M Provider for the operation and maintenance of the Project, in a form reasonably acceptable to Navitas, as the same may be amended or supplemented from time to time.

“O&M Provider” means POCo in its capacity as operator, or its successors or permitted assigns, in each case, pursuant to the O&M Agreement.

“Parent” means Soluna Computing, Inc., a Nevada corporation.

“Parent Indemnified Claims” has the meaning established in Section 8.1(b).

“Parent Indemnified Costs” has the meaning established in Section 8.1(b).

“Parent Indemnified Parties” has the meaning established in Section 8.1(b).

“Parent Indemnifying Party” has the meaning established in Section 8.1(a).

“Parent Parties” means, individually and collectively, Parent and its wholly owned direct or indirect subsidiaries, or any of its Affiliates.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56.

“Permitted Indebtedness” means (a) Indebtedness incurred pursuant to the Loan Documents; (b) trade payables incurred in the ordinary course of DV’s business; (c) endorsement of instruments or other payment items for deposit; (d) Indebtedness incurred in the ordinary course of business under performance, surety, statutory, or appeal bonds; (e) Indebtedness owed to any Person providing property, casualty, liability, worker’s compensation, health, disability or other employee benefits insurance, or other insurance to DV, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year; and (f) Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, or cash management services, provided that such Indebtedness shall not exceed Twenty-Five Thousand Dollars ($25,000) in the aggregate at any one time.

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“Permitted Lien” means (a) Liens securing taxes, assessments or governmental charges or levies not yet due; (b) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security and other like laws; (c) Liens on fixed assets secured by purchase money Indebtedness permitted under this Agreement; provided that, (i) such Lien attached to such assets concurrently, or within 20 days of the acquisition thereof, and only to the assets so acquired, and (ii) a description of the asset acquired is furnished to Navitas; (d) Liens securing DV’s obligations under the Financing Documents; (e) judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an “Event of Default” under the Financing Documents; (f) the interests of lessors under operating leases and non-exclusive licensors under license agreements; (g) Liens on cash amounts deposited to secure DV’s obligations in connection with worker’s compensation or other unemployment insurance; (h) Liens on amounts deposited to secure the DV’s obligations in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money; (i) Liens on amounts deposited to secure DV’s reimbursement obligations with respect to appeal bonds obtained in the ordinary course of business, provided that, such amounts shall not exceed Fifty Thousand Dollars ($50,000) in the aggregate at any one time; (i) with respect to any real property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof; (k) non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business; (1) rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business; (m) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness; and (n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

“Person” means an individual, partnership, corporation, trust, limited liability company, limited liability partnership, unincorporated association or organization, joint venture or any other entity.

“POCo” means Soluna DV Services Co LLC, a Nevada limited liability company.

“Project” means the variable data center engaged in cryptocurrency, batch processing or other non crypto related activities, to be owned by DV that will be located in Briscoe County, Texas at the location more specifically described in the Sublease including, without limitation, the development, design, engineering, permitting, procurement, construction, civil works, installation, integration, commissioning, start-up, testing, completion, financing, operation and maintenance of the same, and any activities similar to any of the foregoing. For the avoidance of doubt, the Project shall not include the Shared Facilities.

“Project Costs” means, for the Project and the Shared Facilities, as applicable and without duplication, all (i) amounts payable by DV under the EPC Agreement; (ii) the amounts payable by DV under the EPC Agreement (Shared Facilities); (iii) amounts payable by DV pursuant to the Sublease and Sublease (Shared Facilities) during construction of the Project and any other real estate rights necessary for the development, construction, installation, commissioning, start up and testing of the Project or the Shared Facilities; (iv) insurance costs (without duplication) incurred by DV related to the design, development, construction, commissioning, start-up, testing and ownership of the Project; (v) all taxes, assessments or charges payable under applicable Law by DV with respect to the construction, installation, and commissioning of the Project; (vi) out-of-pocket costs incurred and payable by DV in respect of professional advisors (including legal counsel), consultants and other experts or otherwise in connection with the design, development, financing, construction, installation and commissioning of the Project; (vii) all amounts payable by DV pursuant to the Shared Facilities Agreement and any Project Document (Shared Facilities); and (viii) all other out-of-pocket costs directly relating to the development, engineering, financing, procurement, construction, permitting, installation, start-up, testing and commissioning of the Project.

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“Project Documents” means, collectively, the Project Documents (Shared Facilities) and the Project Documents (DV).

“Project Documents (Shared Facilities)” means the Shared Facilities Agreement, the Administrative Services Contract (Shared Facilities) (as defined in the Shared Facilities Agreement), the EPC Agreement (Shared Facilities) (as defined in the Shared Facilities Agreement), the O&M Contract (Shared Facilities) (as defined in the Shared Facilities Agreement), the Sublease (Shared Facilities), and each other agreement (if any) required for the ownership, development, engineering, procurement, financing, construction, operation and maintenance of the Shared Facilities.

“Project Documents (DV)” means the EPC Agreement, the Sublease, the O&M Agreement and, as specified herein, each other agreement required for the ownership, development, engineering, procurement, financing, construction, operation and maintenance of the Project (excluding, for the avoidance of doubt, the Shared Facilities), including agreements or other documents covering or otherwise evidencing arrangements with third party developers, engineering, procurement, construction, installation, operation and maintenance, real property rights, and related third party consents and acknowledgements, Permitted Indebtedness, and Permitted Liens. Each Project Document as referred to herein shall mean the Project Document as in effect as of the applicable time.

“Project Site” means the site on which the Project will be constructed and operated, the Shared Facilities and the premises under the Sublease.

“Property” means any interest of DV in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Prospective Project” has the meaning given in Section 3.3(a).

“Right of First Offer” has the meaning given in Section 3.3(b).

“Shared Facilities” has the meaning established in the Shared Facilities Agreement.

“Shared Facilities Agreement” means the Co-Tenancy and Shared Facilities Agreement by and among DV, POCo and the other computing companies having projects adjacent to the Project and sharing the Shared Facilities with DV, dated as of August 5, 2022, as the same may be amended or supplemented from time to time.

“Shared Premises” has the meaning established in the Shared Facilities Agreement.

“Sublease” means the Sublease Agreement pursuant to which Lessor has granted to DV an undivided sub-leasehold interest in the Project Site, as the same may be amended or supplemented from time to time.

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“Sublease (Shared Facilities)” means those provisions in the Shared Facilities Agreement pursuant to which Lessor has granted to DV and other computing companies an undivided interest in the Shared Premises, as the same may be amended or supplemented from time to time.

“Subsequent Contribution” means a capital contribution other than the First Contribution made by Navitas or Parent to DV in accordance with this Agreement.

“Substantial Completion” means (i) substantial completion or any similar term under the EPC Agreement has occurred, and (ii) Commercial Operation has occurred.

“Tax” means all taxes, charges, fees and levies imposed under applicable Law by any Governmental Authority, including any gross or net income, gross receipts, capital gains, franchise, premium, profits, sales, use, value-added, transfer, employment or payroll, ad valorem, environmental, excise, license, occupation, real or personal property, intangible property, minimum, alternative minimum, severance, stamp, withholding, or windfall profits tax, custom, duty or other charge, fee or tax, together with any interest, charge, penalty, addition to tax or additional amount related thereto.

“Third Party Claim” means any claim, action, cause of action or suit, litigation, controversy, assessment, arbitration, investigation, inquiry, hearing, charge, complaint, demand, notice or proceeding initiated by any Person other than a party to this Agreement or any Affiliate of a party to this Agreement, including by or before any Governmental Authority.

“Transaction Documents” means collectively this Agreement, the DV Operating Agreement, the Project Documents and the Financing Documents.

“Transaction Party” means any or all of DV and each Affiliate of DV (other than Navitas) that is party to a Transaction Document.

Section 1.2 Interpretation.

(a) As used in this Agreement and in any certificate or other documents made or delivered pursuant hereto or thereto, financial and accounting terms not defined in this Agreement or in any such certificate or other document, and financial and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of financial and accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

(b) This Agreement is the result of the joint efforts of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there is to be no construction against either party based on any presumption of that party’s involvement in the drafting hereof. Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder and such laws and regulations as amended from time to time, unless the context requires otherwise. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders and the terms “include,” “includes” and “including” shall be inclusive and not exclusive and shall be deemed to be followed by the following phrase “without limitation.” Unless otherwise specified, the terms “hereof,” “herein,” “hereunder,” “herewith” and similar terms refer to this Agreement as a whole (including the schedules and exhibits to this Agreement) and references herein to Sections, Articles, Schedules or Exhibits refer to the applicable sections, articles, schedules or exhibits of this Agreement; the words “or” and “any” are not exclusive and shall be interpreted to mean “and/or” and “any and all”, respectively. All references to “dollars” or “$” are to United States dollars.

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(c) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(d) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as amended, restated, supplemented or otherwise modified from time to time, and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.

(e) Any references to a Person are also to its successors and permitted assigns.

ARTICLE II

CLOSING; INVESTMENT IN DV

Section 2.1 Agreement to Invest; Capital Commitment

. Subject to the terms and conditions of this Agreement and the DV Operating Agreement, Navitas will make Capital Contributions to DV in an aggregate amount up to the Navitas Commitment.

Section 2.2 Capital Contributions.

(a) On the Effective Date, Navitas shall make the First Contribution, and DV shall issue to Navitas 26.5% of the Membership Interests and admit Navitas as a Member of DV.

(b) For each Subsequent Contribution, DV shall submit to the Parent and Navitas a fully completed Contribution Request not less than ten (10) Business Days prior to the proposed date therefor.

(c) At such time as the conditions thereto have been satisfied or waived as provided in Section 4.2, the Parent and Navitas shall make each Subsequent Contribution.

(d) The proceeds of the First Contribution and each Subsequent Contribution shall be applied to Approved Uses then due and payable with respect to the Project.

(e) [Intentionally omitted.]

(f) Unless otherwise agreed upon in writing by the Parent and Navitas, each Capital Contribution (including any Subsequent Contribution) shall be made on a pro rata basis in proportion to the amount of Membership Interests held by Parent and Navitas at the time of any such Capital Contribution.

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(g) At any time after Substantial Completion has occurred, in the event DV is unable to, or does not, pay operating and maintenance expenses, including any overhead and debt servicing costs (collectively, “Applicable Expenses”), for any given month, or the manager(s) of DV, acting in good faith, estimates that DV will not be able to pay the Applicable Expenses in one or more upcoming months, DV shall notify each of Parent and Navitas and include with such notice the calculation of the current and expected shortfall. Notwithstanding anything to the contrary herein or in the DV Operating Agreement, each of Parent and Navitas shall have five (5) days following receipt of such notice to provide a Subsequent Contribution to cover all or part of such shortfall on a pro rata basis in proportion to the amount of their respective Membership Interests, and if Parent or Navitas does not exercise its right to make such Subsequent Contribution, the other shall be permitted to provide all or any portion of the remaining shortfall as a Subsequent Contribution. In the event that Parent or Navitas does not exercise its right to make such Subsequent Contribution, then with respect to the party that does exercise its right to make such Subsequent Contribution pursuant to this Section 2.2(g), the Membership Interests shall be valued at a price equal to (i) the price of the Membership Interests issued to Navitas in respect of the First Contribution multiplied by (ii) ninety percent (90%).

Section 2.3 Tax Characterization.

(a) Prior to the Closing Date, DV is treated as an entity that is disregarded as separate from Parent for federal income Tax purposes.

(b) On the Closing Date, (i) Navitas shall make the First Contribution to DV for their Membership Interests as a capital contribution for purposes of Section 721 of the Code, and (ii) DV shall become a partnership for federal income tax purposes.

(c) On the date of each Subsequent Contribution, Parent and Navitas shall make a Subsequent Contribution to DV as a capital contribution for purposes of Section 721 of the Code.

Section 2.4 Closing; Fundings.

(a) The Closing and the making of each Subsequent Contribution shall take place by the electronic delivery of the applicable duly executed documents on the date on which all of the applicable conditions in Section 4.1 or Section 4.2, as applicable, have been satisfied (or waived as provided therein) or at such other time as the Parties may agree in writing.

(b) Each of the documents and other deliverables to be delivered and the actions to be taken pursuant to Section 4.1 or Section 4.2 in respect of the First Contribution and each Subsequent Contribution shall be deemed to be delivered or to have occurred simultaneously, and no such document or deliverable or action shall be of any force or effect (and to the extent delivered shall be deemed to be held in escrow) until all such documents are delivered and actions are taken and the applicable funds have been delivered by the relevant Party, at which time the respective First Contribution or Subsequent Contribution shall be deemed to occur (each such date, a “Contribution Date”).

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ARTICLE III

THE PROJECT; PROJECT DEVELOPMENT AND FINANCING; RIGHT OF FIRST REFUSAL

Section 3.1 The Project Company.

(a) As of the Closing, DV shall be owned by the Parties in accordance with the DV Operating Agreement, and the Project shall be wholly owned by DV. The Project, the Project Documents, permits, Financing Documents, the Shared Facilities and any assets, equipment, parts, interests or other property (tangible or intangible) related to the Project shall be and at all times shall have been the sole assets of DV.

(b) The capital necessary for the construction and completion of the Project will be, or shall have been, provided by the Parties holding Membership Interests through one or more equity investments (the “Equity Investment(s)”), as determined by Navitas and the Parent, in each case, subject to the terms of this Agreement, including Article IV hereof.

Section 3.2 Project Development.

(a) DV will, and Parent shall use commercially reasonable efforts to ensure that DV, develop the Project and the Shared Facilities in accordance with this Agreement and applicable Law.

(b) If the Project or Shared Facilities fails to reach Substantial Completion by the Capital Commitment Expiration Date, then any related damages payable by any Person in respect thereof, any proceeds from any insurance settlement, any indemnity payment, or any other amounts received by DV shall be repaid to Parent and Navitas as a return of its capital contributed in respect of the Project until fully repaid, subject only to any prior right to such amounts specified in the Financing Documents.

Section 3.3 Right of First Offer.

(a) Subject to the terms and conditions of this Section 3.3, Parent shall offer Navitas the opportunity to review and invest in projects that Parent or any of its Affiliates intends to develop adjacent to the Briscoe wind farm (each a “Prospective Project”). Parent shall notify Navitas in writing reasonably promptly (but in any event within ten (10) Business Days) when its management (or management of its Affiliates) decides to pursue a financing for a Prospective Project, which notice shall include an approximate description of the Prospective Project and the amount and other material terms of the financing sought. Navitas shall have a period of thirty (30) days from receipt of such notification to provide an offer to invest in the Prospective Project.

(b) The right of first offer described in this Section 3.3 (the “Right of First Offer”) shall be subordinate to any similar right of first refusal or offer already granted or to be granted to Soluna SLC Fund I Projects Holdco LLC and its Affiliates with respect to any Prospective Project.

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(c) The Right of First Offer shall be effective during the period beginning on the date of the First Contribution and ending on the date on which Navitas holds no Membership Interests or other interests in DV’s capital securities (including any securities convertible into or exercisable for DV’s capital securities). The provisions of this Section 3.3 shall survive any termination of this Agreement.

ARTICLE IV

CONDITIONS TO CLOSING AND FUNDINGS

Section 4.1 Closing Conditions. The obligation of Navitas to make the First Contribution is subject to the satisfaction by DV, or waiver, with respect to its own funding obligation, by Navitas, as of the Effective Date, of each of the following conditions:

(a) Performance by DV. DV shall have performed and complied with all agreements, covenants and conditions contained herein that are required to be performed or complied with by DV before or at the making of the First Contribution.

(b) Delivery of Transaction Document. DV shall have delivered, or caused to be delivered to Navitas the following:

(i) this Agreement and each of the other Transaction Documents; and

(ii) certified copies of (i) resolutions of DV’s board of directors, members or other governing body authorizing the execution, delivery and performance of this Agreement and each of the other Transaction Documents, and (ii) DV’s certificate of incorporation;

(c) Consents and Approvals. Each of the Transaction Parties shall have obtained all approvals, consents and qualifications necessary to execute, deliver and perform the Transaction Documents to which it is party.

(d) Representations and Warranties. The warranties and representations contained in this Agreement shall be true and correct in all material respects on the date of the First Contribution with the same effect as though made on and as of that date. DV shall not have taken any action or permitted any condition to exist which would have been prohibited by any Section hereof.

(e) Insurance. Navitas shall have received copies of insurance certificates evidencing that the insurance policies in Schedule 1 are in effect.

(f) Site Readiness. The Project Site, the Shared Facilities, and the Property shall be fully energized.

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Section 4.2 Conditions to Each Subsequent Contribution. The obligation of Parent and Navitas to make a Subsequent Contribution is subject to the satisfaction or waiver, with respect to its own obligation to make a Subsequent Contribution, by Parent or Navitas, as applicable, as of the applicable Contribution Date, of each of the following conditions; provided that, a waiver by Navitas of a condition to make a Subsequent Contribution hereunder that was, or is, caused by, or is a direct or indirect result of, any action or inaction by Parent shall also be deemed to be the waiver of Parent of such condition to making such Subsequent Contribution hereunder:

(a) Performance by DV. DV shall have performed and complied with all agreements, covenants and conditions contained herein that are required to be performed or complied with by DV before or at the making of such Subsequent Contribution.

(b) Contribution Request. DV shall have timely delivered to Parent and Navitas a duly executed and completed Contribution Request as to the Subsequent Contribution in accordance with Section 2.2(b), which shall have been reasonably approved by Parent and/or Navitas, as the case may be.

(c) Representations and Warranties. The warranties and representations contained in this Agreement shall be true and correct in all material respects on the date of such Subsequent Contribution with the same effect as though made on and as of that date. DV shall not have taken any action or permitted any condition to exist which would have been prohibited by any Section hereof.

(d) Insurance. Navitas shall have received copies of insurance certificates evidencing that the insurance policies in Schedule 1 are in effect.

ARTICLE V

COVENANTS

Section 5.1 Conduct of Operations.

(a) DV shall conduct its businesses and operations in accordance with all applicable Laws, and the Project Documents and Financing Documents.

(b) DV shall not conduct any business other than in connection with the Project or own any assets other than the Project.

Section 5.2 Access to Information. DV will provide Navitas, its respective counsel, financial advisors, auditors and other authorized representatives reasonable access to the books and records of DV.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES AS TO DV

DV represents and warrants to Parent and Navitas on the Effective Date and, except as otherwise specified, on each Contribution Date, and giving effect to such Contribution, as follows:

Section 6.1 Organization and Validity.

(a) DV is a limited liability company, duly organized and validly existing under the laws of the State of Delaware. DV (i) has the appropriate power and authority to operate its business and to own its Property and (ii) is duly qualified, is validly existing and in good standing and has lawful power and authority to engage in the business it conducts in each state where the nature and extent of its business requires qualification, except where the failure to so qualify does not and could not reasonably be expected to have a Material Adverse Effect.

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(b) The making and performance of this Agreement and the other Transaction Documents will not (i) violate any law, government rule or regulation, court or administrative order or other such order, or DV’s articles of incorporation, bylaws, articles of organization or operating agreement, or (ii) violate or result in a default (immediately or with the passage of time) under any contract, agreement or instrument to which DV is a party, or by which DV is bound which violation has or could reasonably be expected to have a Material Adverse Effect. DV is not in violation of any term of any agreement or instrument to which it is a party or by which it may be bound which violation has or could reasonably be expected to have a Material Adverse Effect, or of its certificate of incorporation or bylaws or articles of organization or operating agreement.

(c) DV has all requisite power and authority to enter into and perform this Agreement, to incur the obligations herein provided for, and has taken all proper and necessary action to authorize the execution, delivery and performance of this Agreement, and the other Transaction Documents, as applicable.

(d) This Agreement and all of the other Transaction Documents, when delivered, will be valid and binding upon DV, and enforceable in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

Section 6.2 Pending Litigation: Other than as set forth on Schedule 6.2 to this Agreement, there are no judgments or judicial or administrative orders or proceedings pending, or to the knowledge of DV, threatened, against DV in any court or before any Governmental Authority which assert or make claims in excess of One Hundred Thousand Dollars ($100,000) or could reasonably be expected to have a Material Adverse Effect. To the knowledge of DV, there are no investigations (civil or criminal) pending or threatened against DV in any court or before any Governmental Authority which assert or make claims in excess of One Hundred Thousand Dollars ($100,000) or could reasonably be expected to have a Material Adverse Effect. DV is not in default with respect to any order of any Governmental Authority. To the knowledge of DV, no shareholder or executive officer of DV has been indicted in connection with or convicted of engaging in any criminal conduct, or is currently subject to any lawsuit or proceeding or under investigation in connection with any anti-racketeering or other conduct or activity which may result in the forfeiture of any property to any Governmental Authority.

Section 6.3 Title to Properties: DV has good and marketable title in fee simple (or its equivalent under applicable law) to all the Property it purports to own, free from Liens and free from the claims of any other Person, except for Permitted Liens.

Section 6.4 Governmental Consent: Neither the nature of DV or of its business or Property, nor any relationship between DV and any other Person, nor any circumstance affecting DV in connection with the issuance or delivery of this Agreement or any other Transaction Documents is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of DV.

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Section 6.5 Taxes: All federal, state and other material tax returns required to be filed by DV in any jurisdiction have been filed, and all taxes, assessments, fees and other governmental charges upon DV, or upon any of its Property, income or franchises, which are shown to be due and payable on such returns have been paid, except for those taxes being contested in good faith with due diligence by appropriate proceedings for which appropriate reserves have been maintained under GAAP and as to which no Lien has been entered. DV is not aware of any proposed additional tax assessment or tax to be assessed against or applicable to DV.

Section 6.6 Full Disclosure: No written statement of DV to Navitas or Parent in connection with the negotiation of this Agreement contains any untrue statement of a material fact. Such statements do not omit a material fact, the omission of which would make the statements contained therein misleading. There is no fact known to DV which has not been disclosed in writing to DV which has or could reasonably be expected to have a Material Adverse Effect.

Section 6.7 Subsidiaries: DV does not have any Subsidiaries, except as shown on Schedule 6.7 attached hereto and made a part hereof.

Section 6.8 Investments, Guarantees, Contracts, etc.:

(a) DV does not own or hold equity or long term debt investments in, or have any outstanding advances to, any other Person. DV has not made a loan or advance to any holder of its Capital Stock except as set forth on Schedule 6.8(a) attached hereto.

(b) DV has not entered into any leases for real or personal Property (whether as landlord or tenant or lessor or lessee), except as set forth on Schedule 6.8(b) attached hereto.

(c) DV is not a party to any contract or agreement, or subject to any charter or other corporate restriction, which has or could reasonably be expected to have a Material Adverse Effect.

(d) Except as otherwise specifically provided in the Financing Documents, DV has not agreed or consented to cause or permit any of its Property whether now owned or hereafter acquired to be subject in the future (upon the happening of a contingency or otherwise), to a Lien not permitted by this Agreement.

Section 6.9 Government Regulations, etc.:

(a) DV has obtained all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its Property and for the conduct of its business.

(b) DV is not in violation of or receipt of written notice that it is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or of any other jurisdiction, or of any agency, or department thereof, (including, without limitation, Environmental Laws or government procurement regulations), a violation of which causes or could reasonably be expected to cause a Material Adverse Effect.

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Section 6.10 Business Interruptions: None of the business, Property or operations of DV have been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, directed against DV. There are no pending or, to DV’s knowledge, threatened labor disputes, strikes, lockouts or similar occurrences or grievances affecting DV.

Section 6.11 Names and Intellectual Property:

(a) DV has not conducted business under or used any other name (whether corporate or assumed).

(b) DV is not in violation of any rights of any other Person with respect to trademarks, service marks, patents or copyrights which DV uses.

(c) DV does not require any copyrights, patents, trademarks or other intellectual property, or any license(s) to use any patents, trademarks or other intellectual property in order to provide services to its customers in the ordinary course of business.

Section 6.12 Other Associations: DV is not engaged and has no interest in any joint venture or partnership with any other Person except as set forth in this Agreement.

Section 6.13 Environmental Matters:

(a) To the best of DV’s knowledge after due inquiry, no Property presently owned, leased or operated by DV contains, or has previously contained, any Hazardous Substances in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law.

(b) To the best of DV’s knowledge after due inquiry, DV is in compliance, and, for the duration of all applicable statutes of limitations periods, has been in compliance with all applicable Environmental Laws, and there is no contamination at, under or about any properties presently owned, leased, or operated by DV or violation of any Environmental Law with respect to such properties which could reasonably be expected to interfere with any of their continued operations or reasonably be expected to impair the fair saleable value thereof.

(c) DV has not received any notice of violation, alleged violation, non- compliance, liability or potential liability regarding environmental matters or compliance assessment with Environmental Laws and DV has no knowledge that any such notice will be received or is being threatened.

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(d) Hazardous Substances have not been transported or disposed of in a manner or to a location which are reasonably likely to give rise to liability of DV under any Environmental Law.

(e) No judicial proceeding or governmental or administrative action is pending, or to the knowledge of DV, threatened under any Environmental Law to which DV is, or to DV’s knowledge will be, named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding, the implementation of which is reasonably likely to have a Material Adverse Effect on any natural resources or on DV’s business, financial condition, Property or prospects under any Environmental Law.

Section 6.14 Capital Stock: The authorized and outstanding Capital Stock of the DV is as shown on Schedule 6.14 attached hereto. All of the Capital Stock of DV has been duly and validly authorized and issued and is fully paid and non-assessable and has been sold and delivered to the holders thereof in compliance with, or under valid exemption from, all federal and state laws and the rules and regulations of all Governmental Authorities governing the sale and delivery of securities. Except as set forth herein and in the Financing Documents or as set forth on Schedule 6.14, there are no subscriptions, warrants, options, calls, commitments, rights or agreements by which DV or any of the shareholders of DV is bound relating to the issuance, transfer, voting or redemption of shares or interests of DV’s Capital Stock or any pre-emptive rights held by any Person with respect to the shares or interests of Capital Stock of DV. Except as set forth herein or set forth on Schedule 6.14, DV has not issued any securities convertible into or exchangeable for shares or interests of its Capital Stock or any options, warrants or other rights to acquire such shares or interests or securities convertible into or exchangeable for such shares or interests.

Section 6.15 Solvency: Immediately after giving effect to the transactions contemplated under this Agreement and at all times thereafter, DV is solvent, is able to pay its debts as they become due, and has capital sufficient to carry on its businesses and all businesses in which it is about to engage. DV will not be rendered insolvent by the execution and delivery of this Agreement or any of the other Transaction Documents executed in connection with this Agreement or by the transactions contemplated hereunder or thereunder.

Section 6.16 Anti-Terrorism Laws:

(a) General. Neither DV nor any Affiliate of DV is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

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(b) Executive Order No. 13224: DV and each Affiliate of DV, and to DV’s knowledge, each of their respective agents acting or benefiting in any capacity in connection with this Agreement or the transactions hereunder, is not any of the following (each a “Blocked Person”):

(i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(iii) a Person with which Navitas or Parent is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;

(v) a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

(vi) a Person who is affiliated with a Person listed above.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES AS TO INVESTOR

Section 7.1 Navitas. Navitas represents and warrants to the Parties as of the Effective Date and, except as otherwise provided below, as of each Contribution Date, as follows:

(a) Organization; Powers. Navitas is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite limited liability company power and authority to carry on its business as such business is now conducted, and as proposed to be conducted.

(b) Authority; Enforceability. Navitas has full power and authority to execute and deliver each Transaction Document to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery by Navitas of the Transaction Documents to which it is a party and the consummation by Navitas of the transactions contemplated thereby have been duly authorized by all necessary action required on the part of Navitas. This Agreement and each other Transaction Document to which Navitas is a party have been duly authorized, executed and delivered by Navitas. This Agreement and each Transaction Document to which Navitas is a party constitutes the valid and binding obligation of Navitas, enforceable against Navitas in accordance with its terms except as such terms may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally; or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

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(c) No Violation. The execution, delivery and performance by Navitas of this Agreement and each Transaction Document to which it is a party and the consummation of the transactions contemplated thereby do not and will not (a) violate or conflict with any provision of the governance documents of Navitas; (b) violate or require any filing or notice under any provision or requirement of any federal, state or local law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any Governmental Authority applicable to Navitas; (c) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty, premium or right of termination to arise or accrue under, any agreement or instruments to which it is a party or by which any of its assets are bound; or (d) result in the creation or imposition of any Lien (including any Permitted Lien), in each case, which violation, breach, default or Lien would materially adversely affect its ability to perform its obligations under the Transaction Documents to which it is a party.

(d) Litigation. There are no claims, actions, suits, investigations or proceedings (including any arbitration proceeding) of any nature, at law or in equity, pending or, to the knowledge of Navitas, threatened in writing by (with a reasonable basis therefor) or against Navitas, or to which Navitas is party, or the directors, officers, employees, agents of Navitas, or any of their Affiliates that is reasonably likely to materially adversely affect Navitas’s ability to execute, deliver and perform each Transaction Document to which it is a party and consummate the transactions contemplated thereby.

(e) No Consents or Approvals. There is no requirement applicable to Navitas to make any filing with, or to obtain the consent or approval of any Person as a condition to the execution, delivery and performance of the Agreement and each Transaction Document to which it is a party or the consummation of the transactions contemplated thereby that has not yet been obtained.

(f) Financial Capacity. Navitas as of the Effective Date has, and will have at all times prior to the Capital Commitment Expiration Date, the financial capacity to pay and perform its obligations under this Agreement, and to make all Contributions contemplated hereby and to otherwise fund the Navitas Commitment (assuming, for the purposes of this representation, that all conditions to each Contribution are satisfied or waived).

(g) Sophisticated Investor; Diligence. Navitas has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in DV and its investment in the Project, and is able to bear the economic risk of such investments for an indefinite period of time. Without limitation of Navitas’s rights and remedies in connection with this Agreement and the other Transaction Document, Navitas has had the opportunity conduct due diligence and to ask questions of its own counsel and of the Parent Parties concerning the Parent Parties and terms and conditions of the transactions contemplated hereby and in each Transaction Document and is satisfied with the results of such diligence and the responses received in respect of such questions. Without derogation of any representation of DV herein, based on the foregoing diligence and in reliance on DV’s representations and warranties herein, Navitas has adequate knowledge regarding all aspects of the business of DV (including its operations, condition (financial or otherwise), cash flows, assets, liabilities, and prospects) as well as information which is sufficient in all respects to make an informed decision to enter into the transactions contemplated by the Transaction Documents and, subject to the terms and conditions applicable thereto, to make Contributions. Navitas is aware that the Membership Interests are subject to the restrictions on transfer imposed by the DV Operating Agreement and the state and Federal securities laws of the United States.

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(h) Securities Laws Compliance. Navitas is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the United States Securities Act of 1933, as amended from time to time (the “Securities Act”). The Membership Interests to be acquired by it pursuant to this Agreement are being acquired for its own account and not with a view to any distribution thereof or with any present intention of offering or selling any of such Membership Interests or other securities in DV acquired by Navitas from time to time (the “Navitas Securities”) in a transaction that would violate the Securities Act or the securities laws of any state of the United States of America or any other applicable jurisdiction. Navitas acknowledges and agrees: (A) that the Membership Interests have not been registered under any Securities Act because DV is issuing the Membership Interests in reliance upon the exemptions from the registration requirements of the Securities Acts providing for issuance of securities not involving a public offering and, therefore, the Membership Interests cannot be resold unless they are registered under the Securities Acts or unless an exemption from registration is available, (B) that DV has relied upon the fact that the Membership Interests are to be held by Navitas for investment purposes only and (C) that the exemptions under the Securities Acts which permit DV to sell the Membership Interests to Navitas will not be available if the Navitas Securities are acquired by a person who purchases its interests in DV with a view to distribution. Accordingly, Navitas hereby represents, warrants and covenants to DV that any subsequent transfer of Membership Interests or after acquired interests, regardless of the manner of sale, to any affiliate or any other person, will be made strictly in compliance with DV Operating Agreement, the Securities Act and all other applicable securities laws.

(i) Patriot Act. Navitas is in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of any Contribution was obtained directly or indirectly by the making of any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

Section 7.2 Parent. Parent represents and warrants to the Parties as of the Effective Date and, except as otherwise provided below, as of each Contribution Date, as follows:

(a) Organization; Powers. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with all requisite limited liability company power and authority to carry on its business as such business is now conducted, and as proposed to be conducted.

(b) Authority; Enforceability. Parent has full power and authority to execute and deliver each Transaction Document to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery by Parent of the Transaction Documents to which it is a party and the consummation by Parent of the transactions contemplated thereby have been duly authorized by all necessary action required on the part of Parent. This Agreement and each other Transaction Document to which Parent are a party have been duly authorized, executed and delivered by Parent. This Agreement and each Transaction Document to which Parent is a party constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms except as such terms may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally; or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

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(c) No Violation. The execution, delivery and performance by Parent of this Agreement and each Transaction Document to which it is a party and the consummation of the transactions contemplated thereby do not and will not (a) violate or conflict with any provision of the governance documents of Parent; (b) violate or require any filing or notice under any provision or requirement of any federal, state or local law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any Governmental Authority applicable to Parent; (c) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty, premium or right of termination to arise or accrue under, any agreement or instruments to which it is a party or by which any of its assets are bound; or (d) result in the creation or imposition of any Lien (including any Permitted Lien), in each case, which violation, breach, default or Lien would materially adversely affect its ability to perform its obligations under the Transaction Documents to which it is a party.

(d) Litigation. There are no claims, actions, suits, investigations or proceedings (including any arbitration proceeding) of any nature, at law or in equity, pending or, to the knowledge of Parent, threatened in writing by (with a reasonable basis therefor) or against Parent, or to which Parent is party the directors, officers, employees, agents of Parent, or any of their Affiliates that is reasonably likely to materially adversely affect Parent’s ability to execute, deliver and perform each Transaction Document to which it is a party and consummate the transactions contemplated thereby.

(e) No Consents or Approvals. Other than as set forth on Schedule 7.2(e), there is no requirement applicable to Parent to make any filing with, or to obtain the consent or approval of any Person as a condition to the execution, delivery and performance of the Agreement and each Transaction Document to which it is a party or the consummation of the transactions contemplated thereby that has not yet been obtained.

(f) Financial Capacity. Parent, as of the Effective Date has, and will have at all times prior to the Capital Commitment Expiration Date, the financial capacity to pay and perform its obligations under this Agreement, and to make all Contributions contemplated hereby and to otherwise fund the Parent Commitment (assuming, for the purposes of this representation, that all conditions to each Contribution are satisfied or waived).

(g) Sophisticated Investor; Diligence. Parent has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in DV and its investments in the Project, and is able to bear the economic risk of such investments for an indefinite period of time. Without limitation of Parent’s rights and remedies in connection with this Agreement and the other Transaction Documents. Parent has had the opportunity conduct due diligence and to ask questions of its own counsel and of the Parent Parties concerning the Parent Parties and terms and conditions of the transactions contemplated hereby and in each Transaction Document and is satisfied with the results of such diligence and the responses received in respect of such questions. Without derogation of any representation of DV herein, based on the foregoing diligence and in reliance on DV’s representations and warranties herein, Parent has adequate knowledge regarding all aspects of the business of DV (including its operations, condition (financial or otherwise), cash flows, assets, liabilities, and prospects) as well as information which is sufficient in all respects to make an informed decision to enter into the transactions contemplated by the Transaction Documents and, subject to the terms and conditions applicable thereto, to make Contributions. Parent is aware that the Membership Interests are subject to the restrictions on transfer imposed by the DV Operating Agreement and the state and Federal securities laws of the United States.

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(h) Securities Laws Compliance. Parent is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act. The Membership Interests to be acquired by it pursuant to this Agreement are being acquired for its own account and not with a view to any distribution thereof or with any present intention of offering or selling any of such Membership Interests or other securities in DV acquired by Parent from time to time (the “Parent Securities”) in a transaction that would violate the Securities Act or the securities laws of any state of the United States of America or any other applicable jurisdiction. Parent acknowledges and agrees: (A) that the Membership Interests have not been registered under any Securities Act because DV is issuing the Membership Interests in reliance upon the exemptions from the registration requirements of the Securities Acts providing for issuance of securities not involving a public offering and, therefore, the Membership Interests cannot be resold unless they are registered under the Securities Acts or unless an exemption from registration is available, (B) that DV has relied upon the fact that the Membership Interests are to be held by Parent for investment purposes only and (C) that the exemptions under the Securities Acts which permit DV to sell the Membership Interests to Parent will not be available if the Parent Securities are acquired by a person who purchases its interests in DV with a view to distribution. Accordingly, Parent hereby represents, warrants and covenants to DV that any subsequent transfer of Membership Interests or after acquired interests, regardless of the manner of sale, to any affiliate or any other person, will be made strictly in compliance with DV Operating Agreement, the Securities Act and all other applicable securities laws.

(i) Patriot Act. Parent is in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of any Contribution was obtained directly or indirectly by the making of any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

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ARTICLE VIII

INDEMNIFICATION

Section 8.1 Indemnification.

(a) Indemnification by Parent. Subject to the terms and conditions of this Article IX, Parent (the “Parent Indemnifying Party”) shall indemnify, defend, reimburse and hold harmless Navitas, and its Affiliates, and its and their respective officers, directors, managers, direct and indirect owners, employees, attorneys, contractors and agents (collectively, the “Investor Indemnified Parties”), from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, Taxes, penalties, costs and expenses (including reasonable attorneys’ fees and expenses, including such fees and expenses at trial and on any appeal), of any nature whatsoever (collectively, the “Investor Indemnified Costs”), asserted against, resulting from, imposed upon, or incurred by any or all of Investor Indemnified Parties, by reason of or resulting from or in connection with the breach of the representations, warranties, covenants, obligations or other agreements made by DV or Parent in this Agreement (collectively, “Investor Indemnified Claims”).

(b) Indemnification by Investors. Subject to the terms and conditions of this Article X, Navitas (for purposes of this Article IX, Navitas, an “Investor Indemnifying Party”, as the case may be), shall indemnify, defend, reimburse and hold harmless Parent, DV and their respective Affiliates, and their respective officers, directors, managers, direct and indirect owners, employees, attorneys, contractors and agents (collectively, the “Parent Indemnified Parties”; and together with Investor Indemnified Parties, the “Indemnified Parties”), from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, Taxes, penalties, costs and expenses (including reasonable attorneys’ fees and expenses, including such fees and expenses at trial and on any appeal), of any nature whatsoever (collectively, the “Parent Indemnified Costs”; and together with Investor Indemnified Costs, the “Indemnified Costs”), asserted against, resulting from, imposed upon, or incurred by any or all of the Parent Indemnified Parties, by reason of or resulting from or in connection with the breach by Navitas in any capacity of the representations, warranties, covenants, obligations or other agreements made by Navitas in this Agreement, (collectively, “Parent Indemnified Claims”; and together with Investor Indemnified Claims, the “Indemnified Claims”).

(c) Cap. Notwithstanding anything to the contrary herein, except in the case of fraud, (i) in no event shall Parent Indemnifying Party pay or be liable for Investor Indemnified Costs in excess of an amount equal to one hundred percent (100%) of the aggregate amount of all Contributions actually made by Navitas, and (ii) in no event shall Investor Indemnifying Party pay or be liable for Parent Indemnified Costs in excess of an amount equal to one hundred percent (100%) of the aggregate amount of all Contributions actually made by Parent.

(d) Unless otherwise set forth in this Agreement, the representations and warranties of Navitas and DV contained in or made pursuant to this Agreement shall survive for two years after the date made and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of Navitas or DV.

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Section 8.2 Third Party Claims.

(a) Notice of Claim. Within fifteen (15) days after obtaining actual knowledge of a Third Party Claim in respect of which an Indemnified Party may seek indemnification under Section 8.1, such Indemnified Party shall give written notice of the claim to the Indemnifying Party (“Indemnification Notice”). The Indemnification Notice shall state, to the extent known, the nature, basis and status of the Third Party Claim and the amount of the Indemnified Costs claimed. Any failure to deliver an Indemnification Notice to the Indemnifying Party with respect to a Third Party Claim shall not relieve the Indemnifying Party from its obligations to the Indemnified Party under this Article IX, other than to the extent the failure to give timely notice materially and adversely affects the Indemnifying Party’s ability to defend such claim.

(b) Defense by the Indemnifying Party. The Indemnifying Party shall be entitled to participate in and, subject to Section 8.2(c), to assume the defense of, any Third Party Claim for which an Indemnified Party intends to seek indemnification, with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party; provided, that such claim shall be investigated and defended, and such counsel shall be retained, at the Indemnifying Party’s sole expense and, provided, further, that the Indemnified Party shall continue to be entitled to participate in such defense with counsel of its choice at its sole cost and expense unless otherwise specified in this Article IX. Prior to assuming the defense of any Third Party Claim, the Indemnifying Party shall give the Indemnified Party written notice of its election to defend or settle a Third Party Claim (“Defense Election”) within thirty (30) days of receiving an Indemnification Notice with respect to such claim. The Indemnified Party shall cooperate to the extent commercially reasonable with the Indemnifying Party in connection with any defense or negotiation of any such action or claim by the Indemnifying Party. The Indemnifying Party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect to the Third Party Claim.

(c) Defense by the Indemnified Party. Notwithstanding the foregoing, in the event that (i) the Indemnifying Party advises an Indemnified Party that the Indemnifying Party will not contest a claim for indemnification hereunder; or (ii) the Indemnifying Party fails to notify the Indemnified Party within thirty (30) days of receipt of an Indemnification Notice, in writing, of its election to defend, settle or compromise, at its sole cost and expense, any such Third Party Claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such Third Party Claim in each case, and all reasonable costs and expenses thereof shall constitute Indemnified Claims hereunder, except to the extent the gross negligence or willful misconduct of the Indemnified Party increased the amount of such Third Party Claim.

(d) No Settlement Without Consent. The Indemnifying Party shall not be liable for any settlement of any action, claim or proceeding in respect of a Third Party Claim effected without its written consent unless such settlement involves only monetary damages; provided, that the Indemnifying Party shall not unreasonably withhold such consent. Notwithstanding anything in this Section 8.2 to the contrary, the Indemnifying Party shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of judgment in respect thereof that does not include, as an unconditional term of such settlement, the full and complete release of the Indemnified Party.

Section 8.3 Indemnification Payments

. Payments for Indemnified Claims shall be made within ten (10) Business Days (a) after the Indemnifying Party receives notice of the claim or, if later, after resolution of any dispute in respect of the claim in the case of claims under Section 8.1; and (b) promptly after the amount of the claim is (i) finally determined by a court of competent jurisdiction and subject to no further appeal; (ii) agreed upon in a settlement agreement or other compromise with the claimant; or (iii) agreed upon by the Indemnifying Party and the Indemnified Parties, in the case of Third Party Claims under Section 8.2. All payments made pursuant to this Section 8.3 shall be paid by the obligor in immediately available funds.

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Section 8.4 Tax Treatment. Any indemnification payment under this Article IX shall be treated as a nontaxable return of capital to the Indemnified Party for federal income tax purposes unless otherwise required by applicable law. To the extent any indemnification payment made by an Indemnifying Party to an Indemnified Party in respect of any claim pursuant to this Article IX is not treated as a nontaxable return of capital for Tax purposes and instead, is includable as income of the Indemnified Party, the amount of such payment shall be increased by the amount of any federal and applicable state income Tax required to be paid by the Indemnified Party or its Affiliates on the receipt or accrual of such indemnification payment, including, for this purpose, the amount of any such federal and applicable state income Tax required to be paid by the Indemnified Party on the receipt or accrual of the additional amount required to be added to such payment pursuant to this Section 8.4, assuming the full deductibility of such state income taxes for federal income tax purposes, and shall be computed net of any federal or applicable state income tax benefit realized by the Indemnified Party (whether by refund, credit against or reduction in federal or state income Taxes otherwise payable) in the year the Indemnified Costs were incurred or paid (or an earlier year) arising from the incurrence or payment of any such Indemnified Costs. For purposes of the preceding sentence, a Tax benefit realized is a Tax benefit to the extent that it actually results in, or with commercially reasonable steps capable of being taken by the Indemnified Party would actually result in, a refund of, or actual reduction in, Tax.

Section 8.5 Indemnified Party Negligence or Misconduct; Breach. No Indemnified Party shall be indemnified for the Indemnified Costs suffered by such Person to the extent that such Indemnified Costs are attributable to the gross negligence or willful misconduct of such Person or the breach by Parent or DV, or Navitas, as applicable, of its obligations under the Transaction Documents.

Section 8.6 No Consequential Damages

. Indemnified Costs are limited to direct and actual damages, and shall not include, and no Indemnifying Party shall have any obligation to pay any Indemnified Party for or in respect of any punitive, consequential damages (other than actual or direct damages) or exemplary damages of any nature (inclusive of lost profits), other than for any such damages that are included in a Third Party Claim. The Indemnified Costs shall be the exclusive legal remedy in respect of Indemnified Claims, other than in connection with the fraud or willful misconduct of a Party, which shall not be subject to such limitations.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Amendments. Any amendment, modification, supplement to, or waiver of any provision of this Agreement may be made only by a written agreement of all of the Parties.

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Section 9.2 Notices. All notices or other communications required or permitted to be given under this Agreement shall, subject to the provisions of this Section 11.2, be in writing and shall be considered as properly given (a) if delivered in person; (b) if sent by internationally recognized delivery service; or (c) if sent by electronic mail. Notice given by electronic mail will be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is transmitted before 5:00 p.m., recipient’s time, and if transmitted after that time, on the next following Business Day. Any party shall have the right to change its address for notice hereunder to any other location by giving ten (10) days prior written notice to the other parties in the manner set forth herein. Notices required to be given hereunder shall be delivered to the following addresses:

If to DV:

Soluna DV ComputeCo, LLC

325 Washington Ave. Extension

Albany, NY 12205

Attn: CFO

Phone: 518-218-2550

Email: DVnotice@soluna.io

If to Parent:

Soluna Computing, Inc.

325 Washington Ave. Extension

Albany, NY 12205

Attn: CFO

Phone: 518-218-2550

If to Navitas:

Navitas West Texas Investments SPV, LLC

C/O Chad Roach

2329 S Evans Way

Franktown, CO 80116

DVnotice@navitas.global

Phone: 303-956-3455

Section 9.3 Binding Effect; Assignment. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of DV, Parent and Navitas and their respective successors and permitted assigns. In no event shall any party hereto assign this Agreement other than (i) in connection with any permitted assignment under the DV Operating Agreement, (ii) as collateral pursuant to the Financing Documents, or (iii) with the prior written consent of the other parties hereto.

Section 9.4 No Finder’s Fees. For the avoidance of doubt, no party shall have any direct liability for any commission or compensation in the nature of a finder’s or broker’s fee payable in respect of the Project.

Section 9.5 Entire Agreement. This Agreement, together with all schedules and exhibits hereto and the other Transaction Documents, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties, written or oral, with respect to the subject matter hereof.

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Section 9.6 Delay and Waiver. Except as provided herein, no delay or omission to exercise any right, power or remedy accruing to Party hereunder or under any other Transaction Document shall impair any such right, power or remedy of the Party, nor shall it be construed to be a waiver of any breach or default, or an acquiescence thereof, nor shall any waiver of any single default or other breach be deemed a waiver of any other default or other breach. Any waiver, indulgence, permit, consent or approval of any kind or character by a Party of any event of default or breach under this Agreement or any other Transaction Document, or any waiver by a Party of any provision or condition of this Agreement or any other Transaction Document, must be in a writing expressly referencing this Agreement and shall be effective only to the extent in such writing specifically set forth.

Section 9.7 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Section 9.8 Governing Law; Jurisdiction and Service of Process.

(a) Any dispute or other matter arising out of or in connection with this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to principles of conflict of laws or choice of laws.

(b) Each of the parties irrevocably consents to the non-exclusive jurisdiction of the courts of the State of Delaware and of any federal court located therein, in connection with any suit, action or other proceeding arising out of or relating to this Agreement or the transactions contemplated herein, agrees to waive any objection to venue in the State of Delaware. To the extent permitted by law, service of process in connection with any such proceeding may be effected by mailing in the same manner provided in Section 11.2 or by any other manner prescribed or permitted by Applicable Law.

(c) Each party irrevocably waives any and all right to trial by jury in any action or proceeding arising out of or in connection with this Agreement.

Section 9.9 Patriot Act.

(a) Navitas hereby notifies DV that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies each Transaction Party, and each affiliate thereof, which information includes the name and address of each such Person, and other information that will allow Navitas to identify each Transaction Party in accordance with the Patriot Act, and DV shall cooperate upon Navitas’s request to promptly provide such information.

(b) DV hereby notifies Navitas that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies each of Navitas and each affiliate thereof, which information includes the name and address of each such person, and other information that will allow DV to identify each such person in accordance with the Patriot Act, and Navitas shall cooperate upon DV’s request to promptly provide such information.

Section 9.10 Further Assurances. Each party shall promptly execute, deliver, file, or record such agreements, instruments, certificates and other documents and to do and perform such other and further acts and things as any other party may reasonably request or as may be otherwise necessary or proper to consummate the transactions contemplated hereby and to carry out the purposes and provisions of this Agreement.

Section 9.11 Counterpart; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which may be delivered by facsimile transmission or electronically in .PDF format and each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart. Delivery of an electronic counterpart shall be effective as manual delivery thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement as of the Effective Date.

Soluna DV ComputeCo, LLC

By:

By:
Name:
Title:

[Signature Page to Contribution Agreement]

Soluna Computing, Inc.

By:
Name:
Title:

[Signature Page to Contribution Agreement]

Navitas West Texas Investments SPV, LLC

By:
Name:
Title:

[Signature Page to Contribution Agreement]

EXHIBIT A

Form of Contribution Request

CONTRIBUTION REQUEST

(Delivered pursuant to Section 2.2(b) of the Contribution Agreement)

Date: [           ]

Requested Contribution Date: [           ]

[__________]

c/o [ ]

[ADDRESS]

[CITY, STATE ZIP]

Attn:

Email:

Re:	Soluna DV ComputeCo, LLC – Contribution Request

This Contribution Request is delivered to you pursuant to that certain Contribution Agreement dated as of May 9, 2023 (the “Contribution Agreement”) by and among Soluna Computing, Inc., a Nevada corporation (“Parent”), Soluna DV ComputeCo, LLC, a Delaware limited liability company (“DV”), and Navitas West Texas Investments SPV, LLC, a Delaware limited liability company (“Navitas”, and together with Parent and DV, the “Parties”). Capitalized terms used but not otherwise defined in this Contribution Request shall have the meaning assigned to such terms in the Contribution Agreement, and the terms and provisions of Section 1.2 of the Contribution Agreement shall apply as though set forth herein.

DV submits this Contribution Request pursuant to Section 2.2(b) of the Contribution Agreement.

1.	The date of the requested Subsequent Contribution is [________][1].
2.	The aggregate amount of the Subsequent Contribution is [$________].
3.	The proceeds of the proposed Subsequent Contribution will be applied to Approved Uses.

______________________________________________

______________________________________________

______________________________________________

______________________________________________

______________________________________________

______________________________________________

1 NTD: Date must be at least [10] business days after the date of the Contribution Request.

Exhibit A-1

4.	We request that [______] disburse the proceeds of the Subsequent Contribution to the following payees in the following amounts:

Payee:

Payees’ Address:

Credit

Name of Account

Amount:

Bank:

ABA:

Account #:

The undersigned further confirms and certifies to Navitas that, as of the date of the requested Subsequent Contribution:

(a) The conditions precedent to this Subsequent Contribution set forth in Section 4.2 of the Contribution Agreement have been satisfied or waived in accordance with the terms thereof.

(b) The proceeds of the proposed Subsequent Contribution will be applied to Approved Uses.

(c) The amount of the proposed Subsequent Contribution, when aggregated with all other Capital Contributions made under the Contribution Agreement, does not exceed the Navitas Commitment (if applicable).

[Signature page follows.]

Exhibit A-2

IN WITNESS WHEREOF, the undersigned have caused this Contribution Request to be executed and delivered as of the date first above written.

Soluna DV ComputeCo, LLC

By:
Name:
Title:

Exhibit B-1

SCHEDULE 1

Insurance

Parent and DV Insurance – Construction and Operation Period

Parent and DV, to the extent applicable, will each obtain insurance for itself and each of its Affiliates coverage with responsible insurance providers (as evidenced by an AM best rating of A- I VIII or better) on terms and in amounts sufficient to comply with all Project Documents and any Project Documents and Financing Documents. All policies that are written on a claims made form must be maintained by for at least five (5) years following the termination of this Agreement. The insurance coverage for each shall include, at a minimum but not be limited to, the following:

(a) Workers’ Compensation. Workers’ compensation insurance in compliance with appropriate federal and state laws, and employers liability insurance with limit of not less than $1,000,000 per accident or disease for each employee;

(b) Property Insurance – property insurance in an amount not less than the full replacement cost of all property owned by DV or its Affiliates under commercially reasonable terms and deductibles.

(c) Commercial General Liability.

With respect to construction: Commercial general liability insurance, occurrence form, including, but not limited to, contractual coverage for all of the provisions of this Agreement, with limits of not less than $1,000,000 per occurrence with a $2,000,000 aggregate; and

With respect to operations: Commercial general liability insurance, occurrence form, including, but not limited to, contractual coverage for all of the provisions of this Agreement, with limits of not less than $1,000,000 per occurrence with a $2,000,000 aggregate;

(d) Automobile Liability. On or prior to the commencement of operations, automobile liability insurance, including vehicles owned, hired and non-owned, with a combined single limit of not less than $1,000,000 per accident;

(e) Excess Liability. Excess liability insurance, umbrella form, shall carry coverage in excess of the limits provided for in the above policies except employer’s liability, with a limit of not less than (i) during construction, $10,000,000 and (ii) during operations, $5,000,000;

(f) Builder’s Risk. In an amount at least equal to $57,363,601, which shall cover the Project as well as the project owned by Soluna DV ComputeCo, LLC, with deductible periods and term to be agreed.

(g) Director’s and Officer’s. Coverage in an amount and on terms agreed upon by Navitas and Parent in writing.

(h) Errors and Omissions. To be provided by the EPC Contractor in amounts to be determined by the Soluna’s insurance advisors.

(i) Title Insurance. Coverage in an amount and on terms agreed upon by Navitas and Parent in writing.

(j) Cybersecurity. Coverage in an amount and on terms agreed upon by Navitas and Parent in writing and to the extent available on commercial reasonable terms.

Schedule 6.2

Litigation

None.

Schedule 6.7

Subsidiaries

None.

Schedule 6.8(a)

Investments and Loans

None.

Schedule 6.8(b)

Leases

Sublease Agreement (Shared Facilities), dated as of August 5, 2022, by and among Soluna DV Services, LLC, Soluna DVSL ComputeCo, LLC and Soluna DV ComputeCo, LLC.

Sublease Agreement, dated as of May 9, 2023, by and between Soluna DV Services, LLC and Soluna DV ComputeCo, LLC.

Schedule 6.14

Capital Stock

Annex I of the DV Operating Agreement is incorporated by reference.

Schedule 7.2(e)

Required Parent Consents

1.	Consent of the noteholders under the Securities Purchase Agreement dated as of October 20, 2021 between Soluna Holdings, Inc. (f/k/a Mechanical Technology, Incorporated), as amended, supplemented or otherwise modified from time to time, and the secured convertible note issued thereunder.

2.	Consent of Parent’s Board.